Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

CREDIT SUISSE FIRST BOSTON (USA), INC.

It is hereby certified that:

1.                     The name of the corporation (hereinafter called the “Corporation”) is Credit Suisse First Boston (USA), Inc.

2.                     The Amended and Restated Certificate of Incorporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article the following new Article:

“Article I

Name

The name of the Corporation is Credit Suisse (USA), Inc.”

3.                     The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4.                     This document shall become effective on January 16, 2006.

IN WITNESS WHEREOF, the undersigned has executed this certificate on January 10, 2006.

/s/ Lori M. Russo
Name: Lori M. Russo
Title: Secretary